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                             BAZATA V. AMERICAN BANK
                        CONFIDENTIAL SETTLEMENT AGREEMENT


         This Confidential Settlement Agreement, hereinafter referred to as "the Agreement," is made by and between JAMES J. BAZATA, hereinafter referred to as "Bazata," on the one hand, and AMERICAN BANK, hereinafter referred to as "the Bank," on the other hand.

         WHEREAS, Bazata was formerly employed by the Bank in various management positions; and

         WHEREAS, in October, 1995, Bazata suffered a stroke, and he alleges that after this stroke, the Bank discriminated against him because it wrongly regarded him as disabled from work; and

         WHEREAS, Bazata retained counsel to assist him in matters relating to his desire to return to work at the Bank, and alleged disability discrimination against him, and he further alleges that the Bank retaliated against him because of his retention of counsel;

         WHEREAS, Bazata's employment with the Bank was involuntarily terminated on or about July 9, 1996; and

         WHEREAS, following his discharge, Bazata filed charges with the Equal Employment Opportunity Commission alleging disability discrimination and unlawful retaliation against the Bank under the Americans with Disabilities Act ("ADA"); and

         WHEREAS, Bazata filed a lawsuit against the Bank in the United States District Court for the Middle District of Florida, Tampa Division, Case No. 96-671-CIV-T-24A, hereinafter referred to as Case No. 96-671-CIV-T-24A; and

         WHEREAS, the parties conducted a mediation on April 22, 1998, in Tampa, Florida, with Cary Singletary, Esquire, serving as mediator, and at that mediation entered into a settlement agreement relating to all of Bazata's claims and potential claims, and signing, as evidence of this settlement agreement, a handwritten term sheet for the settlement, with the understanding that more formal settlement documents would be prepared at a later date; and

         ACCORDINGLY, this Agreement will settle and compromise all of Bazata's claims, including those alleged in Case No. 96-671-CIV-T-24A, as well as any claims that the Bank might have against Bazata;

         NOW, KNOW ALL BY THESE PRESENTS, that in consideration of the mutual covenants to be performed by each of the parties hereto, the parties expressly, knowingly, and voluntarily agree as follows:

         1. Bank's Retention of J. J. Bazata Consulting, Inc. as Consultant. The Bank agrees to retain James J. Bazata Consulting, Inc. as a consultant for the Bank through December 31, 2000. The terms of this consulting arrangement shall be set forth in a separate agreement between James J. Bazata Consulting, Inc. and the Bank (this agreement shall hereinafter be referred to as "the Consulting Agreement"). If for any reason the Consulting Agreement is terminated by the Bank prior to January 10, 2000, payments to be made under the Consulting Agreement will be made pursuant to this Agreement.

         2. Payment of Bazata's Attorneys' Fees and Legal Costs. The Bank agrees to pay Bazata's attorneys in Case No. 96-671-CIV-T-24A the sum of TWO HUNDRED AND TWENTY FIVE THOUSAND U.S. DOLLARS ($225,000.00) for their work in representing Bazata in his litigation against the Bank, and for legal costs and expenses incurred during the course of their representation. Payment shall be by Bank check(s) payable to Abel, Band, Russell, Collier, Pitchford & Gordon, Chartered. This payment shall be made within thirty (30) days of the date the four duplicate originals of this Agreement, signed by Bazata, his counsel, his wife, and his adult children, and the two duplicate originals of the Consulting Agreement, signed by Bazata, are all delivered to the offices of the Bank's counsel for execution of the Agreement by the Bank signatories. If payment is not made within thirty days as agreed, interest shall be due on the unpaid balance at a rate of eighteen percent (18%) per year. If there is a collection action, the prevailing party in such suit shall be entitled to an award of a reasonable attorney's fee and costs of action.

         3. Dismissal of Case No. 97-671-CIV-T-24A With Prejudice. Because the Mediator filed a mediation report following the mediation on April 22, 1998, the United States District Court for the Middle District of Florida, Tampa Division, has already entered an Order, dated April 29, 1998, dismissing the lawsuit without prejudice to the right of any party to re-open the action within sixty
(60) days, for good cause. That Order provided that the parties could also submit a stipulated form of final judgment. The parties agree that the Court's record should be clear that Case No. 97-671-CIV-T-24A has been dismissed with prejudice, since that is in fact their intent and agreement, and accordingly their counsel are directed, through execution of this Agreement by the parties, to file such papers as may be required to record the dismissal of Case No. 97-671-CIV-T-24A with prejudice, including but not limited to the Stipulation of Dismissal with Prejudice attached as Exhibit "A" to this Agreement. It is expressly agreed and understood that this Agreement is conditioned upon and made subject to the dismissal of Case No. 97-671-CIV-T-24A with prejudice. If for any reason the dismissal with prejudice of that action is not consummated, or is subsequently vacated, then the Bank shall have the sole discretion to deem this Agreement and the Consulting Agreement null and void ab initio, except for the provisions of this paragraph, and if the Bank exercises that discretion Bazata and his counsel shall immediately return to the Bank all monies paid pursuant to this Agreement, and pursuant to the Consulting Agreement.

         4. Bazata's Wiaver of Future Employment. Bazata waives any and all rights to future employment with the Bank, and with any corporations affiliated with or related to the Bank, specifically including American Bancshares, Inc., and Freedom Finance Company, that he has now, or might have in the future, known and unknown. Bazata agrees that he will not apply in the future for employment with the Bank or with any of its related or affiliated corporations, and if he does apply for re-employment in breach of this Agreement, the Bank, or the affiliated or related corporation, as the case may be, shall be under no obligation to process that application, but can simply advise him that his application for employment is denied pursuant to this settlement.

         5. Confidentiality Commitments. Except as permitted herein, Bazata agrees to keep strictly confidential, and promises not to disclose, either directly or indirectly, to any legal or natural person, the terms and conditions of the settlement between the parties, and the terms and conditions of this Agreement and the Consulting Agreement. It will be permissible for Bazata to disclose the terms and conditions of the settlement, and of this Agreement, and the Consulting Agreement, to his attorneys, his tax advisors, his wife, his adult children (with the exception of Jerry Bazata), the IRS, the United States District Court for the Middle District of Florida, and if required to do so by Court Order. Bazata's wife and adult children shall sign this Agreement as evidence of their own promises to respect and adhere to this confidentiality commitment of their husband and father. If Bazata wishes to disclose this Agreement to his tax advisors or bankers, he shall first obtain their agreement to maintain the terms of the settlement in complete confidence. Provided, however, that although Bazata is obligated to keep the terms of this settlement in confidence, he and his wife and his adult children may inform private citizens, who make inquiry regarding resolution of his lawsuit against the Bank, Case No. 97-671-CIV-T-24A, that it has been "settled," and that the terms of the settlement are "confidential," without in any way revealing the terms of the settlement. Similarly, Bazata's counsel may inform others that the case has been settled. Neither Bazata, nor his wife, children, counsel, tax advisors nor bankers shall make any statement to media or press respresentatives regarding either the fact or terms of the settlement or of this Agreement or of the Consulting Agreement. Further provided, that in the event that an officer, director or employee of the Bank makes a material misrepresentation to a third party concerning the terms of the settlement, Bazata shall be permitted to make a corrective statement to that third party after his counsel first discloses the misrepresentation to the Bank's counsel and after the parties engage in good faith discussions relating to the misrepresentation, and in the event Bazata is dissatisfied with any resolution proposed by the Bank.

         6. Bazata's General Release. In consideration of the promises made by the Bank in this Agreement, Bazata, on his own behalf, and on behalf of his relatives and heirs, executors, administrators, assigns, and attorneys, irrevocably and unconditionally releases, waives and forever discharges the Bank, the President of the Bank, Gerald L. Anthony, the members of the Board of Directors of the Bank, the Bank's employees, insurance carriers, attorneys, and consultants, including Bill Thompson and any of Thompson's business entities, and any of the Bank's affiliated or related corporations, including American Bancshares, Inc. and Freedom Finance Company, and all legal and natural persons acting by, through, under or in concert with any of them (hereinafter collectively "the Bank releasees"), of and from any and all claims, actions, causes of action, suits, debts, charges, complaints, liabilities, obligatons, promises, agreements, controversies, damages, and expenses (including attorney's fees and costs), of any nature whatsoever, known or unknown, in law or equity that he ever had, or now has, including, without limitation of the foregoing general release, (a) any claims against the Bank releasees arising from any alleged violation of the ADA, the FMLA, the Florida Civil Rights Act, COBRA, ERISA, Title VII of the Civil Rights Act of 1964, the Age Discrimination in
Employment Act, as well as any claims based on any other employment discrimination laws, (b) any claim for any kind of insurance benefits under the Bank's insurance policies, and (c) any claims against the Bank releasees based on any other constitutional, statutory, common law, or regulatory grounds. This release does not waive, release, or discharge any claim based on a future breach of this Agreement or of the Consulting Agreement.

         7. The Bank's General Release. In consideration of the promises made by Bazata in this Agreement, the Bank irrevocably and unconditionally releases, waives and forever discharges Bazata, his attorneys, and all legal or natural persons acting by, through, under, or in concert with him, of and from any and all claims, actions, causes of action, suits, debts, charges, complaints, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorney's fees and costs), of any nature whatsoever, known or unknown, in law or equity, that it ever had, or now has, including any claims against Bazata based on any constitutional, statutory, common law, or regulatory grounds. This release does not waive, release, or discharge any claim based on a future breach of this Agreement or of the Consulting Agreement.

         8. Non-Admission. It is understood and agreed that the execution of this Agreement, and the Consulting Agreement, by the Bank, does not constitute an admission by the Bank that it has violated any law, statute, rule, regulation or ordinance of the United States or of the State of Florida, or of any local governmental entity, with respect to Bazata or in any other matter. The Bank expressly denies any liability; this settlement represents the compromise of disputed claims.

         9. Bazata's Understanding of this Agreement. Bazata acknowledges that he has been represented by counsel, Michael Taaffe, Esq., and Stuart Young, Esq., throughout the period this settlment was negotiated, that he consulted numerous times with his counsel about the advisability of settlement and the terms of this settlement, that he has reviewed the terms of this settlement with his counsel, and that his decision to enter into this settlement is based on the advice of his counsel. Bazata further acknowledges that he has read this Agreement and understands it. He agrees that he has been given a reasonable period of time within which to consider this Agreement, and the Consulting Agreement, as well as to consider the terms of the settlement, and acknowledges that he is executing the Agreement on a voluntary basis. Bazata agrees that he is aware that this Agreement releases all claims he may have, whether known or unknown, against the Bank and the Bank releasees, as well as any future right of re-employment with the Bank or with any corporations affiliated with or related to the Bank. Bazata and his attorneys, agree, represent and warrant that he has the mental capacity to enter into this settlement, notwithstanding the effects of his stroke in October, 1995.

         10. Materiality of All Conditions and Obligations. The parties agree that all of the conditions and obligations in this Agreement are material and that the non-occurence or breach of any such condition or obligation by any party is not allowed and shall result in the non-breaching party or parties being entitled to assert any and all rights they may have in law or equity.

         11. Arbitration. The parties agree that all disputes concerning alleged breaches of the Agreement made by the parties shall be decided by arbitration in accordance with the Rules of the American Arbitration Association, and with the assistance of the American Arbitration Association. In such an arbitration, the arbitrator shall be authorized to award any legal or equitable remedies available at law. The prevailing party in an arbitration brought pursuant to this Agreement shall be entitled to an award of a reasonable attorney's fee and costs of action. Any arbitration award may be enforced in court as provided by law.

         11. Governing Law. This Agreement shall be governed in accordance with the laws of the State of Florida to the extent that state law, rather than federal common law, is applicable.

         12. Execution. There shall be four duplicate originals of this Agreement, one for each party, and one for the counsel for each party. The Bank signatories will execute both the duplicate originals of the Agreement and the duplicate originals of the Consulting Agreement promptly following delivery of same to the offices of the Bank's counsel.

        13. Other Agreements. The parties hereto agree that the this Agreement and the Consulting Agreement are the only agreements between the parties, with the exception of a handwritten term sheet drafted and signed after the mediation, which this Agreement, and the Consulting Agreement, state in more formal language, and that there are no other agreements, oral or written, between them relating to any matters covered by this Agreement or the Consulting Agreement, or relating to any other matter whatsoever.


FOR BAZATA:                                          FOR THE BANK:

---------------------------                 ----------------------------
James J. Bazata, on behalf                  Gerald A. Anthony, on behalf
of himself, his heirs,                      of American Bank and the
executors, administrators                   Bank releasees
and assigns

---------------------------                 ----------------------------
Date                                        Date



The following three signatories agree to the confidentiality commitments set forth in paragraph 5 of this Agreement:


--------------------                        ---------------------------
Mrs. James J. Bazata                        James J. Bazata

--------------------                        ---------------------------
Date                                        Date


--------------------
Jill A. Bratcher

--------------------
Date

                             ADDITIONAL SIGNATORIES



ADDITIONAL BAZATA SIGNATORIES:      ADDITIONAL BANK SIGNATORIES:



----------------------                      ----------------------
Michael Taaffe, Esq.                        Gary Russ
Plaintiff's Counsel                         Chairman of the Board

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Date                                        Date



----------------------                      ----------------------
Stuart Young, Esq.                          John McAdams, Esq.
Plaintiff's counsel                         Bank Counsel

----------------------                      ----------------------
Date                                        Date